Exhibit 10.11

Wyeth

1990 STOCK INCENTIVE PLAN

(As approved by stockholders on April 25, 1991 and as amended by the Board of Directors through November 16, 2006)

Section 1. Purpose. The purpose of the 1990 Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for officers and other key employees of Wyeth (the “Company”) and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Pursuant to the Plan, options to purchase the Company’s Common Stock and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options to purchase the Company’s Common Stock shall have a term not exceeding ten years from the date of grant for non-qualified stock options as shall be determined by the Committee (hereinafter defined), and for incentive stock options as hereinafter defined for such term as shall be determined by the Committee not exceeding ten years from the date of grant (the “Option” or “Options”). Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code, or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Internal Revenue Code and to the provisions of this Plan and shall otherwise be as determined by the Committee and, to the extent provided in the last sentence of Section 2 hereof, approved by the Board of Directors. The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Internal Revenue Code. All section references to the Internal Revenue Code in this Plan are intended to include any amendments or substitutions therefor in such Code subsequent to the adoption of the Plan.

Section 2. Administration. The Plan shall be administered by a Compensation and Benefits Committee (the “Committee”) consisting of three or more members of the Board of Directors of the Company who are not employees. The Committee shall have full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Company shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board of Directors.

Section 3. Number of Shares. The total number of shares which may be sold or awarded under the Plan and for which Stock Appreciation Rights may be exercised shall not exceed 24,000,000 shares of the Company’s Common Stock provided, however, that the total number of shares which may be sold or awarded under the Plan to any Optionee (hereinafter defined), including shares for which Stock Appreciation Rights may be exercised, shall not exceed 10% of such number. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option and shares that are part of a Restricted Stock award which are forfeited before the restrictions lapse shall be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Stock thereafter awarded under the Plan. Further any shares of the Company’s Common Stock that are used in full or partial payment of the purchase price for any option under this Plan or any other stock option plan of the Company shall become available for issuance under the Plan.

Section 4. Participation. The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries (“optionees”) and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and shall determine the number of shares subject to each Option or award.

The aggregate fair market value of the Company’s Common Stock, determined at the time of grant in accordance with the provisions of Section 5(b), with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000, or such other amount as may be permitted under the Internal Revenue Code.

No incentive stock option shall be granted to any individual who, at the time when the option would be otherwise granted, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof.

Section 5. Terms and Conditions of Options. The terms and conditions of each Option and each Stock Appreciation Right shall be set forth in an agreement or agreements between the Company and the optionee. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) Number of Shares. The number of shares subject to the Option.

(b) Option Price. The option price per share (the “Option Price”), shall not be less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date the Option is granted. Fair Market Value of the Common Stock as of any date, shall be deemed to be the closing price of the Common Stock on the Consolidated Transaction Reporting System on such date or if such date is not a trading day, on the most recent trading day prior to such date. Once granted, except as provided in Section 8, the Option Price of outstanding Options may not be reduced, whether by repricing exchange or otherwise

(c) Date of Grant. Subject to previous directions of the Board of Directors pursuant to the last sentence of Section 2, the date of grant of an Option shall be the date when the Committee meets and awards such Option.

(d) Payment. The option price per share (the “Option Price”) multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable by delivering to the Company (i) cash equal to such aggregate Option Price, (ii) shares of the Company’s Common Stock owned by the grantee having a fair market value on the day the Company’s Common Stock is quoted on the Consolidated Transaction Reporting System immediately preceding the date of exercise (determined in accordance with Section 5(b) or as otherwise permitted by the Committee) at least equal to such aggregate Option Price, (iii) a combination of any of the above methods which total to such aggregate Option Price, or (iv) any other form of consideration which has been approved by the Committee, including under any approved cashless exercise mechanism; and payment of such aggregate Option Price by any such means shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if an optionee exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 5(d) prior to any dividend record date, such optionee shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date.

(e) Terms of Options. Each Option granted pursuant to the Plan shall be for the term specified in the option agreement subject to earlier termination in all cases as provided in paragraph (g) of this Section.

(f) Exercise of Option. The Option may not be exercised during the first year after the date of grant nor after the Option is terminated as provided in paragraph (g) of this Section except (i) for persons retiring within one year after the date of grant in which case the date when the Option is exercisable shall be the same date as his or her retirement date or (ii) for an optionee who becomes disabled or who dies within one year after the date of grant in which case the date when the Option is exercisable shall be the same date as the date his or her disability commences or the date of his or her death provided the optionee has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at the time of his or her disability or death. One year after the date of grant of the Option, the optionee may exercise the Option at any time or in part from time to time provided the optionee has, at the date of exercise, been in the continuous employment of the Company and/or one or more of its subsidiaries for at least two years. Not withstanding the foregoing, no Option may be exercised unless the optionee, except as provided in paragraph (g) of this Section, is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option. Also, notwithstanding the provisions of this Section 5(f), Options which are granted by the Committee to replace shares of the Company’s Common Stock used as part or all of the purchase price of other Options shall, subject to the discretion of and determination by the Committee, be exercisable less than one year from the date of the Option grant. Non-qualified stock options and incentive stock options may be exercised regardless of whether or not other Options granted to the optionee pursuant to the Plan are outstanding or whether or not other stock options granted to the optionee pursuant to any other plan are outstanding.

(g) Termination of Options. An Option, to the extent not validly exercised, shall terminate upon the occurrence of the first of the following events:

(i) On the date specified in the Option Agreement;

(ii) Three years after termination of the optionee’s employment by the Company or its subsidiaries due to retirement or disability during which three year period the optionee may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination;

(iii) Three years after the date of the optionee’s death during which three year period the Option may be exercised by the optionee’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to the extent the optionee was entitled to exercise it at the time of his or her death;

(iv) Three months after termination by the Company or one of its subsidiaries of the optionee’s employment for any reason other than retirement, disability or deliberate gross misconduct during which three month period the Option may be exercised by the optionee to the extent the optionee was entitled to exercise it at the time of such termination;

(v) Concurrently with the time of termination by the Company or one of its subsidiaries of the optionee’s employment for deliberate gross misconduct (for purposes only of this subparagraph (v) an Option shall be deemed to be exercised when the optionee has received the stock certificate representing the shares for which the Option was exercised); or

(vi) Concurrently with the time of termination by the employee of his or her employment with the Company or one of its subsidiaries for reasons other than retirement or disability.

(vii) No options shall be exercisable after termination of employment unless the optionee shall have during the time period in which his or her Options are exercisable, (a) refrained from becoming or serving as an officer, director or employee of any individual, partnership or corporation, or the owner of a business, or a member of a partnership which conducts a business in competition with the Company or renders a service (including without limitation, advertising agencies and business consultants) to competitors with any portion of the business of the Company, (b) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (c) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company. If these conditions are not fulfilled, the optionee shall forfeit all rights to any unexercised Option or Stock Appreciation Right as of the date of the breach of the condition.

(h) Non-transferability of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall not be transferable by the optionee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall during his or her lifetime be exercisable only by the optionee; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) to other persons or entities, subject to such conditions or limitations as it may establish to ensure that transactions with respect to Options intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3 thereunder do not fail to maintain such exemption as a result of the Committee causing Options to be transferable or for other purposes; provided further, however, that for any Option that is transferred, other than by the laws of descent and distribution, any related Stock Appreciation Right shall be extinguished.

(i) Applicable Laws or Regulations. The Company’s obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations.

Section 6. Stock Appreciation Rights.

(a) The Committee may, in its sole discretion, from time to time grant Stock Appreciation Rights to certain optionees in connection with any Option granted under this Plan. Stock Appreciation Rights may be granted either at the time of the grant of an Option under the Plan or at any time thereafter during the term of the Option. Stock Appreciation Rights may be granted with respect to all or part of the stock under a particular Option.

(b) Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise, in whole or in part, of the Stock Appreciation Rights, to receive payment in the amount and form determined pursuant to subparagraph (iii) of paragraph (c) of this Section 6. Stock Appreciation Rights may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

(c) Stock Appreciation Rights shall be subject to such terms and conditions which are not inconsistent with the Plan as shall from time to time be approved by the Committee and to the following terms and conditions.

(i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

(ii) [Reserved]

(iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to elect to receive therefor payment in the form of shares of Common Stock (rounded down to the next whole number so no fractional shares are issued), cash or any combination thereof in an amount equal in value to the difference between the Option Price per share and the fair market value per share of Common Stock on the date of exercise multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised, subject to any limitation on such amount which the Committee may in its discretion impose. The fair market value of Common Stock shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock on the Consolidated Transaction Reporting System on the date the Stock Appreciation Right is exercised or if no transaction on the Consolidated Transaction Reporting System occurred on such date, then on the last preceding day on which a transaction did take place.

(iv) Any exercise by an officer or director of Stock Appreciation Rights, as well as any election by such officer or director as to the form of payment to such officer or director (Common Stock, cash or any combination thereof), shall be made during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Company and ending on the twelfth business day following the date of such release (“window period”). For purposes hereof officer shall mean only officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. In the event that a director or officer of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 exercises a Stock Appreciation Right for cash or stock pursuant to this Section 6 during a “window period”, the day on which such right is effectively exercised shall be that day, if any, during such “window period” which is designated by the Committee in its discretion for all such exercises by such individuals during such period. If no such day is designated, the day of effective exercise shall be determined in accordance with normal administrative practices of the Plan.

(d) To the extent that Stock Appreciation Rights shall be exercised, the Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitations set forth in the Plan under which such Options shall have been granted. Any shares of Common Stock which are not purchased due to the surrender in whole or in part of an Option pursuant to this Section 6 shall not be available for granting further Options under the Plan.

Section 7. Restricted Stock Performance Awards. The Committee may, in its sole discretion, from time to time, make awards of shares of the Company’s Common Stock or awards of units representing shares of the Company’s Common Stock, up to 4,000,000 shares, to such officers and other key employees of the Company and its subsidiaries in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (“Restricted Stock”). The terms, conditions and restrictions of any Restricted Stock award made under this Plan shall be set forth in an agreement or agreements between the Company and the recipient of the award.

(a) Issuance of Restricted Stock. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions.

(b) Stockholder Rights. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the award agreement by the recipient of the award and subject to the terms, conditions and restrictions of the award agreement, the Committee shall determine to what extent the recipient of the award has the rights of a stockholder of the Company including, but not limited to, whether or not the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents.

(c) Restriction on Transferability. None of the shares or units of a Restricted Stock award may be assigned or transferred, pledged or sold prior to their delivery to a recipient or, in the case of a recipient’s death, to the recipient’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the Committee may, in its sole discretion, allow for the assignment, transfer or pledge of shares of Restricted Stock, or rights thereto, to other persons or entities, subject to such conditions or limitations as it may establish.

(d) Delivery of Shares. Upon the satisfaction of the terms, conditions and restrictions contained in the Restricted Stock award agreement or the release from the terms, conditions and restrictions of a Restricted Stock award agreement, as determined by the Committee, the Company shall deliver, as soon as practicable, to the recipient of the award, or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate for the appropriate number of shares of the Company’s Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Taxes. Notwithstanding any other provisions hereof, the Committee may in its absolute discretion provide, with respect to the delivery of shares to a recipient of a Restricted Stock award, that the number of such shares which the recipient thereof shall be entitled to receive and which shall be delivered by the Company shall be (i) the number of shares which would have been delivered in the absence of this Section 7(e), minus (ii) the number of whole shares of Common Stock necessary to satisfy federal, state and/or local tax withholding obligations which are imposed on the Company by applicable law in respect of the delivery of such award (and which may be satisfied by the reduction effected hereby in the number of deliverable shares), it being understood that the value of the shares referred to in clause (ii) above shall be determined, for the purposes of satisfying such withholding obligations, on the basis of the average of the high and low per share price for the Common Stock as reported on the Consolidated Transaction Reporting System on the date of authorization of delivery by the Committee, or on such reasonable basis for determining fair market value as the Committee may from time to time adopt. Notwithstanding any term or provision of this Section 7(e), in determining the total number of shares which may be sold or awarded under this Plan pursuant to Section 3 hereof, the number of shares withheld in accordance with this Section 7(e) shall be available for issuance under the Plan.

(f) Forfeiture of Restricted Stock. Subject to Section 7(g), all of the restricted shares or units with respect to a Restricted Stock award shall be forfeited and all rights of the recipient with respect to such restricted shares or units shall terminate unless the recipient continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the award agreement.

(g) Waiver of Forfeiture Period. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, disability or retirement of the recipient of the award or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted shares) as the Committee shall deem appropriate.

Section 8. Adjustment in Event of Change in Stock. In the event of stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Option Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to an outstanding Restricted Stock award; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Internal Revenue Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the optionee’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Internal Revenue Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 8, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

Section 9. Amendment and Discontinuance. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 8), without further approval of the stockholders, (i) increase the aggregate number of shares which may be sold or awarded under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Internal Revenue Code or regulations thereunder); or (iii) extend the term of the Plan or the maximum period during which any Option may be exercised. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

Section 10. Effective Date and Duration. The Plan was adopted by the Board of Directors of the Company on November 29, 1990 and restated on January 31, 1991, subject to approval by the stockholders of the Company at a meeting to be held on April 25, 1991. Neither the Plan nor any option or Stock Appreciation Right or Restricted Stock award shall become binding until the Plan is approved by a vote of the majority of the Company’s outstanding stock. Notwithstanding the foregoing, the provisions set forth in the last sentence of Section 3 and the last sentence of Section 7(e) shall not be effective (i) at any time prior to the effectiveness with respect to the Plan of the revised rules for employee benefit plans under Section 16 of the Securities Exchange Act of 1934 issued by the Securities and Exchange Commission on February 8, 1991, either upon election by the Company or otherwise, unless and until the Committee has received an opinion of counsel to the Company satisfactory to the Committee to the effect that such provisions are not inconsistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as such rule is in effect prior to May 1, 1991, and (ii) at any time after such effectiveness unless and until the Committee has received such an opinion to the effect that such provisions are not inconsistent with the requirements of Rule 16b-3 as then in effect. No option may be granted and no stock may be awarded under the Plan before November 29, 1990 nor after November 28, 2000. Options granted and stock awarded before November 29, 2000 may extend beyond the date last mentioned in accordance with their terms.

Section 11. Construction and Conditions. The Plan and Options, Restricted Stock awards, and Stock Appreciation Rights granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such Federal law as may be applicable.

Neither the existence of the Plan nor the grant of any Options or Stock Appreciation Rights or awards of Restricted Stock pursuant to the Plan shall create in any optionee the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the employee.

Section 12. Deferral.

(a) Notwithstanding anything herein to the contrary, an optionee may elect, at the discretion of, and in accordance with rules which may be established by, the Committee, to defer delivery of the proceeds of exercise of an unexercised Option or the corresponding Stock Appreciation Right, provided such election is irrevocable and is made (i) at least six months prior to the date that such Option or the corresponding Stock Appreciation Right otherwise would expire and (ii) at least one month prior to the date such Option or the corresponding Stock Appreciation Right is exercised (or such shorter period as may be determined by the Committee). Upon such exercise, the amount deferred shall be equal in value to the difference between the Option Price per share and the fair market value per share of the Common Stock on the date of exercise (determined in accordance with Section 5(b)), multiplied by the number of shares covered by such exercise and in respect of which the optionee shall have made the deferral election, and shall be credited to an account in the name of the optionee on the books and records of the Company (a “Deferred Compensation Account”) at the date of exercise. A separate Deferred Compensation Account shall be maintained with respect to each Option or corresponding Stock Appreciation Right subject to an effective deferral election.

(b) Interest shall be credited on amounts in the Deferred Compensation Account from the date of exercise of the Option or the corresponding Stock Appreciation Right to the date of payment, as of the last day of each complete calendar month during the deferral period, at the rate of interest determined by the Committee and communicated to the optionees.

The value of an optionee’s Deferred Compensation Account shall be payable in a lump sum cash payment or in annual installments over a period not to exceed 10 years or as otherwise determined by the Committee. At the time an optionee makes such deferral election, the optionee shall elect the form of payment and date for lump sum payment or commencement of annual payments of the Deferred Compensation Account, with such date at least one year subsequent to the date of exercise of the Option or corresponding Stock Appreciation Right, but not later than the date of the optionee’s termination of employment with Company. Notwithstanding any election by an optionee, in the event of Disability or death of the optionee, the optionee’s Deferred Compensation Account shall be paid within 90 days in the form of a single lump sum.

(c) Notwithstanding the deferred payment date elected by the optionee, the Committee may, in its discretion, allow for early payment of an optionee’s Deferred Compensation Account in the event of an “unforeseeable emergency.” For this purpose, an unforeseeable emergency shall be defined as an unanticipated emergency that is caused by an event beyond the control of the optionee and that would result in severe financial hardship to the optionee if early withdrawal were not permitted. Any withdrawal on account of an unforeseeable emergency must be limited to the amount necessary to meet the emergency. The above provisions regarding a withdrawal upon an unforeseeable emergency shall be interpreted in accordance with published revenue procedures, regulations, releases or interpretations. In addition, Deferred Compensation Accounts may be distributed on an accelerated basis in the discretion of the Committee.

(d) Optionees have the status of general unsecured creditors of the Company with respect to their Deferred Compensation Accounts, and such accounts constitute a mere promise by the Company to make payments with respect thereto.

(e) An Optionee’s right to benefit payments under the Plan with respect to the Deferred Compensation Accounts may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the optionee or the optionee’s beneficiary and any attempt to do so shall be void.